UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

Certain officers and directors of Vera Bradley, Inc. (the “Company”) have entered into written stock selling plans in accordance with Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy. Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of the Company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Such plans also allow insiders to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time.

As of December 29, 2011, as part of a plan to diversify her personal assets, Patricia R. Miller, co-founder and a director of the Company, and a trust of which P. Michael Miller, also a director of the Company and Ms. Miller’s husband, is the trustee, each has entered into a written stock selling plan in accordance with Rule 10b5-1. Pursuant to these plans, Ms. Miller and the trust may sell up to an aggregate of 2.52 million shares of the Company’s common stock between February 1, 2012 and December 31, 2012, provided that certain prices specified in the plans are reached.

Jill A. Nichols, Executive Vice President — Philanthropy and Community Relations of the Company, also entered into a written stock selling plan in accordance with Rule 10b5-1 on December 31, 2011. Pursuant to this plan, Ms. Nichols may sell up to an aggregate of 400,000 shares of the Company’s common stock between January 17, 2012 and December 31, 2012, provided that certain prices specified in the plan are reached.

Roddy Mann, Executive Vice President – Strategy and Business Development, entered into a written stock selling plan in accordance with Rule 10b5-1 on September 1, 2011 on behalf of a trust of which he is the sole trustee. Pursuant to this plan, the trust may sell up to an aggregate of 60,000 shares of the Company’s common stock between September 1, 2011 and September 30, 2014, provided that certain prices specified in the plan are reached.

David Thompson, Vice President, Direct Sales, entered into a written stock selling plan in accordance with Rule 10b5-1 on December 15, 2011. Pursuant to this plan, Mr. Thompson may sell up to an aggregate of 14,400 shares of the Company’s common stock between January 15, 2012 and December 15, 2012, provided that certain prices specified in the plan are reached.

In addition to the plans disclosed herein, other directors and officers may in the future adopt pre-arranged trading plans designed to comply with Rule 10b5-1. Each plan adopted through the date hereof, has been initiated during the Company’s open window for insider transactions and in accordance with the Company’s insider trading policy. Actual transactions completed under individual 10b5-1 plans will be reported from time to time on forms filed with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: February 2, 2012	By:	/s/ Jeffrey A. Blade
Jeffrey A. Blade
Executive Vice President—Chief Financial and
Administrative Officer